EXHIBIT 23.1



                               Arthur Andersen LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 24, 2000 incorporated by reference in The ServiceMaster Company's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Chicago, Illinois
November 29, 2000